Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (From S-8 Nos. 33-93172, 33-91364, 33-913162, 33-93174, 33-93170, 33-93168, 333-120318 and 333-125473) pertaining to the employee benefit plans of Alliance One International, Inc. (formerly DIMON Incorporated) of our report dated June 10, 2005, with respect to the consolidated financial statements and schedule of Alliance One International, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2007.

/s/ Ernst & Young LLP
Raleigh, North Carolina
June 20, 2007